SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2020

J.B. HUNT TRANSPORT SERVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(State or other Jurisdiction of Incorporation or Organization	Commission File Number	(IRS Employer Identification No.)

615 J.B. Hunt Corporate Drive Lowell, Arkansas	72745	(479) 820-0000
(Address of Principal Executive Offices)	(Zip Code)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JBHT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The information in Item 7.01 and Exhibit 99.1 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 and Exhibit 99.1 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 20, 2020, the Board of Directors of J.B. Hunt Transport Services, Inc. (the “Company”) appointed John Kuhlow to serve as Executive Vice President and Chief Financial Officer of the Company and appointed Nicholas Hobbs to serve as Chief Operating Officer in addition to his role as Executive Vice President and President of Contract Services (Dedicated Contract Services & Final Mile Services). Each of these appointments will be effective December 1, 2020.

Mr. Kuhlow, 50, has served as the Company’s Interim Chief Financial Officer since March 1, 2020. He has served as the company’s Senior Vice President – Finance, Controller and Chief Accounting Officer since 2014. Mr. Kuhlow joined the Company in August 2006 as Assistant Controller. Prior to joining the Company, he was a Senior Audit Manager for KPMG LLP. He is a Certified Public Accountant. Mr. Kuhlow will continue to serve as the Company’s principal accounting officer.

Mr. Hobbs, 58, has served as Executive Vice President, President of Dedicated Contract Services since 2010 and became president of Contract Services (Dedicated Contract Services & Final Mile Services) when the Company designated Final Mile Services® as a separate reportable operating segment in March 2020. Mr. Hobbs joined the Company in 1984.

Effective December 1, 2020, Mr. Kuhlow will be paid an annual base salary of $400,000 per year, and Mr. Hobbs’ base salary will increase to $600,000. In connection with their promotions, Mr. Kuhlow and Mr. Hobbs were each awarded performance-based restricted share units valued at $1 million and $500,000, respectively, which will vest over a three-year period on January 31 of 2026 through 2028, subject to the Company’s achievement of predetermined annual operating income targets for the fiscal year preceding the applicable vesting date.

On November 20, 2020, the Compensation Committee of our Board of Directors also approved compensation changes for other members of the Company’s executive leadership team, including Shelley Simpson, our Executive Vice President, Chief Commercial Officer, and President of Highway Services. Effective December 1, 2020, Ms. Simpson’s role will change to Chief Commercial Officer and Executive Vice President, People and Human Resources, and her annual base salary will increase to $600,000. The Compensation Committee also approved an award of performance-based restricted share units to Ms. Simpson valued at $500,000 in connection with this promotion. These units will vest under the same terms as the promotional awards granted to Mr. Kuhlow and Mr. Hobbs.

The Company has not entered into any written employment agreement with Mr. Kuhlow, Mr. Hobbs or Ms. Simpson.

ITEM 7.01 REGULATION FD DISCLOSURE

On November 24, 2020, we issued a news release announcing the following executive management changes which will be effective December 1, 2020:

Name	Title

John Kuhlow	Executive Vice President and Chief Financial Officer

Nicholas Hobbs	Executive Vice President, President of Contract Services, and Chief Operating Officer

Shelley Simpson	Chief Commercial Officer and Executive Vice President, People and Human Resources

Craig Harper	Executive Vice President and Chief Sustainability Officer

Bradley Hicks	Executive Vice President and President of Highway Services

A copy of that news release is attached as an exhibit to this Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1 News release dated November 24, 2020, issued by J.B. Hunt Transport Services, Inc.

104 Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the 24th day of November, 2020.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ John N. Roberts, III
John N. Roberts, III
President and Chief Executive Officer (Principal Executive Officer)

BY:	/s/ John Kuhlow
John Kuhlow
Senior Vice President, Controller, Chief Accounting Officer, and Interim Chief Financial Officer (Principal Financial Officer)